EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES SECOND QUARTER 2018 RESULTS

VERO BEACH, Fla. (July 26, 2018) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net income of $1.3 million, or $0.03 per common share, which consists of:
•	Net interest income of $22.0 million, or $0.42 per common share
•	Total expenses of $2.9 million, or $0.05 per common share
•	Net realized and unrealized losses of $17.7 million, or $0.34 per share, on RMBS and derivative instruments, including net interest expense on interest rate swaps
•	Second quarter total dividends declared and paid of $0.27 per common share
•	Book value per share of $7.86 at June 30, 2018
•
0.5% economic gain on common equity for the quarter, or 2.0% annualized, comprised of $0.27 dividend per common share and $0.23 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, July 27, 2018, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com

Details of Second Quarter 2018 Results of Operations

The Company reported net income of $1.3 million for the three month period ended June 30, 2018, compared with net loss of $9.6 million for the three month period ended June 30, 2017.  The second quarter net income included net interest income of $22.0 million, net portfolio losses of $17.7 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest expense realized in interest rate swaps), management fees and allocated overhead of $2.0 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.7 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of March 31, 2018, approximately 65% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At June 30, 2018, the allocation to the PT RMBS portfolio remained at approximately 65%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - March 31, 2018	$3,597,369	$120,199	$28,216	$148,415	$3,745,784
Securities purchased	1,445,522	1,178	-	1,178	1,446,700
Securities sold	(1,369,661)	-	-	-	(1,369,661)
Losses on sales	(12,175)	-	-	-	(12,175)
Return of investment	n/a	(5,673)	(1,119)	(6,792)	(6,792)
Pay-downs	(93,842)	n/a	n/a	n/a	(93,842)
Premium lost due to pay-downs	(4,490)	n/a	n/a	n/a	(4,490)
Mark to market (losses) gains	(15,012)	477	(1,393)	(916)	(15,928)
Market value - June 30, 2018	$3,547,711	$116,181	$25,704	$141,885	$3,689,596

The tables below present the allocation of capital between the respective portfolios at June 30, 2018 and March 31, 2018, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2018.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 1.1% and 0.9%, respectively, for the second quarter of 2018.  The combined portfolio generated a return on invested capital of approximately 1.0%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2018
Market value	$3,547,711	$116,181	$25,704	$141,885	$3,689,596
Cash	169,012	-	-	-	169,012
Borrowings(1)	(3,449,854)	-	-	-	(3,449,854)
Total	$266,869	$116,181	$25,704	$141,885	$408,754
% of Total	65.3%	28.4%	6.3%	34.7%	100.0%
March 31, 2018
Market value	$3,597,369	$120,199	$28,216	$148,415	$3,745,784
Cash(2)	292,870	-	-	-	292,870
Borrowings(3)	(3,619,280)	-	-	-	(3,619,280)
Total	$270,959	$120,199	$28,216	$148,415	$419,374
% of Total	64.6%	28.7%	6.7%	35.4%	100.0%

(1)
At June 30, 2018, there were outstanding repurchase agreement balances of $73.3 million secured by IO securities and $14.7 million secured IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)
At March 31, 2018 cash was reduced by unsettled security purchases of approximately $32.1 million and increased by unsettled sales of approximately $160.9 million, which have already been reflected in the market value of the portfolio.

(3)
At March 31, 2018, there were outstanding repurchase agreement balances of $74.8 million secured by IO securities and $15.3 million secured by IIO securities, respectively.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended June 30, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$19,695	$1,409	$908	$2,317	$22,012
Realized and unrealized (losses) / gains	(31,677)	477	(1,393)	(916)	(32,593)
Derivative gains	14,859	n/a	n/a	n/a	14,859
Total Return	$2,877	$1,886	$(485)	$1,401	$4,278
Beginning Capital Allocation	$270,959	$120,199	$28,216	$148,415	$419,374
Return on Invested Capital for the Quarter(1)	1.1%	1.6%	(1.7)%	0.9%	1.0%
Average Capital Allocation(2)	$268,914	$118,190	$26,960	$145,150	$414,064
Return on Average Invested Capital for the Quarter(3)	1.1%	1.6%	(1.8)%	1.0%	1.0%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended June 30, 2018, Orchid received $101.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate ("CPR") of approximately 9.8%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7
December 31, 2017	7.0	13.6	9.1
September 30, 2017	8.3	14.9	10.3
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of June 30, 2018 and December 31, 2017:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2018
Adjustable Rate RMBS	$1,718	0.0%	3.95%	200	1-Sep-35	0.81	10.05%	2.00%
Fixed Rate RMBS	2,978,653	80.7%	4.30%	298	1-May-48	NA	NA	NA
Fixed Rate CMOs	542,656	14.7%	4.39%	310	15-Jul-47	NA	NA	NA
Hybrid Adjustable Rate RMBS	24,684	0.7%	2.57%	295	1-Aug-43	53.98	7.57%	2.00%
Total Mortgage-backed Pass-through	3,547,711	96.1%	4.30%	300	1-May-48	NA	NA	NA
Interest-Only Securities	116,181	3.1%	3.83%	279	25-Feb-48	NA	NA	NA
Inverse Interest-Only Securities	25,704	0.8%	3.57%	309	15-Jul-47	NA	5.30%	NA
Total Structured RMBS	141,885	3.9%	3.79%	285	25-Feb-48	NA	NA	NA
Total Mortgage Assets	$3,689,596	100.0%	4.28%	299	1-May-48	NA	NA	NA
December 31, 2017
Adjustable Rate RMBS	$1,754	0.0%	3.95%	206	1-Sep-35	5.50	10.05%	2.00%
Fixed Rate RMBS	3,594,533	96.0%	4.25%	338	1-Dec-47	NA	NA	NA
Hybrid Adjustable Rate RMBS	27,398	0.7%	2.59%	301	1-Aug-43	59.77	7.59%	2.00%
Total Mortgage-backed Pass-through	3,623,685	96.7%	4.24%	338	1-Dec-47	NA	NA	NA
Interest-Only Securities	86,918	2.3%	3.75%	262	15-Apr-47	NA	NA	NA
Inverse Interest-Only Securities	34,208	1.0%	4.02%	318	15-Jul-47	NA	5.11%	NA
Total Structured RMBS	121,126	3.3%	3.82%	278	15-Jul-47	NA	NA	NA
Total Mortgage Assets	$3,744,811	100.0%	4.23%	336	1-Dec-47	NA	NA	NA

($ in thousands)
	June 30, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,164,713	58.7%	$2,242,213	59.9%
Freddie Mac	1,519,420	41.2%	1,496,615	40.0%
Ginnie Mae	5,463	0.1%	5,983	0.1%
Total Portfolio	$3,689,596	100.0%	$3,744,811	100.0%

	June 30, 2018	December 31, 2017
Weighted Average Pass-through Purchase Price	$106.25	$107.52
Weighted Average Structured Purchase Price	$14.37	$13.82
Weighted Average Pass-through Current Price	$104.08	$106.79
Weighted Average Structured Current Price	$14.18	$12.50
Effective Duration (1)	3.421	2.989

(1)
Effective duration of 3.421 indicates that an interest rate increase of 1.0% would be expected to cause a 3.421% decrease in the value of the RMBS in the Company's investment portfolio at June 30, 2018.  An effective duration of 2.989 indicates that an interest rate increase of 1.0% would be expected to cause a 2.989% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of June 30, 2018, the Company had outstanding repurchase obligations of approximately $3,449.9 million with a net weighted average borrowing rate of 2.07%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,658.3 million and cash pledged to counterparties of approximately $23.1 million. The Company's leverage ratio at June 30, 2018 was 8.6 to 1. At June 30, 2018, the Company's liquidity was approximately $183.4 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at June 30, 2018.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
RBC Capital Markets, LLC	$463,215	13.4%	2.17%	$26,158	53
Mirae Asset Securities (USA) Inc.	380,537	11.0%	1.95%	21,022	35
J.P. Morgan Securities LLC	348,774	10.1%	1.60%	24,577	40
Mitsubishi UFJ Securities (USA), Inc.	229,964	6.7%	2.10%	13,018	31
Cantor Fitzgerald & Co.	222,976	6.5%	2.04%	12,131	16
ICBC Financial Services, LLC	198,184	5.7%	2.18%	11,395	65
Citigroup Global Markets, Inc.	171,635	5.0%	2.21%	15,549	63
ING Financial Markets LLC	166,530	4.8%	2.16%	9,414	40
Wells Fargo Bank, N.A.	164,513	4.8%	2.16%	21,030	22
Natixis, New York Branch	148,325	4.3%	2.29%	19,681	17
ABN AMRO Bank N.V.	131,599	3.8%	1.96%	3,701	3
ASL Capital Markets Inc.	110,737	3.2%	1.99%	6,013	26
Guggenheim Securities, LLC	104,561	3.0%	2.18%	5,737	54
KGS-Alpha Capital Markets, L.P.	99,545	2.9%	2.04%	6,141	58
FHLB-Cincinnati	88,394	2.6%	2.31%	3,071	2
Nomura Securities International, Inc.	81,987	2.4%	2.18%	4,484	23
South Street Securities, LLC	76,472	2.2%	2.11%	4,838	31
Daiwa Capital Markets America, Inc.	60,841	1.8%	2.16%	3,019	9
Goldman Sachs & Co.	51,489	1.5%	2.07%	2,352	41
ED&F Man Capital Markets Inc.	44,914	1.3%	2.15%	2,673	69
Lucid Cash Fund USG LLC	44,036	1.3%	2.19%	2,459	12
Merrill Lynch, Pierce, Fenner & Smith Inc	37,936	1.1%	2.26%	4,590	24
Mizuho Securities USA, Inc.	14,186	0.4%	2.03%	798	19
J.V.B. Financial Group, LLC	8,504	0.2%	2.17%	497	76
Total / Weighted Average	$3,449,854	100.0%	2.07%	$224,348	37

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At June 30, 2018, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap and swaption agreements and to-be-announced ("TBA") securities.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at June 30, 2018.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2018	$1,375,000	1.97%	2.56%	$4,035
2019	1,500,000	2.16%	2.88%	10,779
2020	1,500,000	2.64%	2.98%	5,011
Total / Weighted Average	$1,475,000	2.32%	2.86%	$19,825

Treasury Note Futures Contracts (Short Positions)(2)
September 2018 5-year T-Note futures
(Sep 2018 - Sep 2023 Hedge Period)	$165,000	2.90%	3.04%	$(7)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $113.62 at June 30, 2018. The notional contract value of the short position was $187.5 million.

The table below presents information related to the Company's interest rate swap positions at June 30, 2018.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$650,000	1.09%	2.36%	$16,223	1.6
> 3 to ≤ 5 years	360,000	2.05%	2.33%	10,111	3.8
	$1,010,000	1.43%	2.35%	$26,334	2.4

The following table presents information related to our interest rate swaption positions as of June 30, 2018.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions
≤ 1 year	$9,770	$7,232	6.4	$950,000	3.20%	3 Month	9.3
Receiver Swaptions
≤ 1 year	$760	$640	7.4	$100,000	2.80%	3 Month	5.0

The following table summarizes our contracts to purchase and sell TBA securities as of June 30, 2018.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
June 30, 2018
30-Year TBA securities:
3.0%	$(200,000)	$(192,404)	$(193,624)	$(1,220)
3.5%	(200,000)	(197,980)	(199,000)	(1,020)
	$(400,000)	$(390,384)	$(392,624)	$(2,240)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018 - YTD(1)	0.670	35,313
Totals	$9.505	$213,471

(1)
On July 18, 2018, the Company declared a dividend of $0.09 per share to be paid on August 10, 2018.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of June 30, 2018.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through June 30, 2018.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
2014 Total Return	13.6%	15.2%	(1.6)%
2015 Total Return	3.8%	(2.9)%	6.7%
2016 Total Return	1.1%	0.0%	1.1%
First Quarter 2017	0.8%	3.9%	(3.1)%
Second Quarter 2017	(1.0)%	2.1%	(3.1)%
Third Quarter 2017	3.7%	4.3%	(0.6)%
Fourth Quarter 2017	(0.2)%	2.0%	(2.2)%
2017 Total Return	3.0%	12.3%	(9.3)%
Two Year Return - 4/1/16 - 3/31/18(5)	3.0%	9.2%	(6.2)%
Three Year Total Return - 4/1/15 - 3/31/18(5)	2.1%	2.9%	(0.8)%
Four Year Total Return - 4/1/14 - 3/31/18(5)	22.7%	14.2%	8.5%
Five Year Total Return (Inception to 3/31/18)(4)(5)	14.2%	6.3%	7.9%
First Quarter 2018	(3.6)%	(5.0)%	1.4%
Second Quarter 2018(5)	0.5%	N/A	N/A

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of July 26, 2018, earnings data for the second quarter of 2018 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at June 30, 2018 was $7.86.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At June 30, 2018, the Company's stockholders' equity was $409.2 million with 52,034,596 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the "August 2017 Equity Distribution Agreement") with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  Through June 30, 2018, we issued a total of 7,746,052 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $76.0 million, and net proceeds of approximately $74.7 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company's common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company's common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company's discretion without prior notice.

Through June 30, 2018, the Company repurchased a total of 2,285,084 shares under the stock repurchase program at an aggregate cost of approximately $18.5 million, including commissions and fees, for a weighted average price of $8.11 per share. During the three months ended June 30, 2018, the Company repurchased a total of 1,068,841 shares under the stock repurchase program at an aggregate cost of approximately $7.7 million, including commissions and fees, for a weighted average price of $7.19 per share. As of June 30, 2018, the remaining authorization under the repurchase program is for up to 4,237,738 shares of the Company's common stock.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The US economy appears to be very strong.  Growth in the second quarter is expected to be 4% or higher on an annualized basis and, given the extent of fiscal stimulus introduced by the Tax Cuts and Jobs Act of 2017 and the Bipartisan Budget Act of 2018, is likely to remain strong for the foreseeable future.  While the annualized growth rate of the economy may not match what we are likely to see in the second quarter of 2018, growth is likely to remain above the sustainable growth rate of the economy for some time. As reflected in their "dot plot" release after the June FOMC meeting, the Federal Reserve (the "Fed") expects to continue to remove accommodation by raising the target range for the Federal Funds rate two more times in 2018 and three more times in 2019.  By any measure, economic activity is robust and the employment market in particular appears to be overheating.  Importantly, while inflation has returned to, or near, the Fed target level of 2%, it does not appear to be at risk of meaningfully exceeding this level in the near term.  This should keep the Fed from raising rates beyond their current gradual pace.

"One threat to the economy the market fears is a meaningful trade war.  The Trump administration appears determined to reverse what the President sees as years of unfair trade that has weakened the United States.  The administration has aggressively introduced tariffs in an apparent attempt to force our various trading counter-parties to agree to more even trade terms.  To date, this strategy does not appear to be working, and the market fears a protracted trade war could develop.  This threat seems to be trumping the effect of the economy on the rates markets and the various risky asset markets.  The perception that the strength of the economy will keep the Fed from raising the Federal Funds target range at its anticipated pace has kept upward pressure on other short-term rates.  Couple that with the lack of excess inflation and the possible detrimental effects of a trade war on growth in the future containing long-term rates from moving higher and you have a flat U.S. treasury curve.  The combination has caused the spread between short and long-term rates to compress to levels usually associated with the onset of a recession. This trend does not appear likely to reverse in the near-term.

"The Agency RMBS market has generated a modest positive return of 0.24% for the second quarter and (1.0%) for the first six months of 2018.  The reduction in asset purchases by the Fed has been offset by reduced supply of Agency RMBS, largely negating the negative effect of the former on the performance of the asset class.  A continued slowing of prepayment behavior has benefited higher coupon mortgages as well, enhancing the carry of mortgages.  Going forward, the continued compression of the yield curve should put downward pressure on both returns for Agency RMBS as well as demand for the asset class.

"Until recently Orchid's Agency RMBS portfolio was generally biased to higher coupon, fixed rate securities.  With prepayment behavior exhibiting far less sensitivity to interest rate incentives than was the norm prior to the financial crisis and the damage that was done to the housing finance capacity of the market, this strategy enabled Orchid to generate a superior income stream to our investors.  Over the last few quarters the sell-off in rates and material flattening of the curve has made this strategy less viable.  Accordingly, early this year we began repositioning the portfolio to adapt to the new market environment.  This repositioning is warranted as we believe the current market conditions – interest rates increasing while the yield curve flattens – are likely to persist for the balance of the Fed's tightening cycle. We have reduced our exposure to 30-year mortgages in favor of either 15-year securities or structured pass-through securities – predominantly in sequential form – with limited extension risk.  Our allocation to our traditional structured holdings, interest only and inverse interest only securities – remains steady at approximately 35% of capital.  With the prospect of continued increases to the Fed Funds target range and what we view as the asymmetric risk of longer-term rates – biased higher versus lower, we anticipate that we will maintain our hedge coverage at or close to 100%."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, July 27, 2018, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 3092219.  The supplemental materials may be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until August 27, 2018.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, inflation, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2018, and December 31, 2017, and the unaudited quarterly results of operations for the six and three months ended June 30, 2018 and 2017.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	June 30, 2018	December 31, 2017
ASSETS:
Total mortgage-backed securities	$3,689,596	$3,744,811
Cash, cash equivalents and restricted cash	169,012	246,712
Accrued interest receivable	14,771	14,444
Derivative assets, at fair value	34,207	17,160
Other assets	445	216
Total Assets	$3,908,031	$4,023,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,449,854	$3,533,786
Dividends payable	4,683	7,429
Derivative liabilities, at fair value	2,240	2,038
Accrued interest payable	7,221	6,516
Due to affiliates	656	797
Other liabilities	34,178	10,566
Total Liabilities	3,498,832	3,561,132
Total Stockholders' Equity	409,199	462,211
Total Liabilities and Stockholders' Equity	$3,908,031	$4,023,343
Common shares outstanding	52,034,596	53,061,904
Book value per share	$7.86	$8.71

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017
Interest income	$78,526	$66,890	$38,590	$34,579
Interest expense	(31,728)	(15,478)	(16,579)	(8,763)
Net interest income	46,798	51,412	22,011	25,816
Losses	(55,789)	(53,324)	(17,734)	(32,597)
Net portfolio (loss) income	(8,991)	(1,912)	4,277	(6,781)
Expenses	6,039	5,281	2,931	2,862
Net (loss) income	$(15,030)	$(7,193)	$1,346	$(9,643)
Basic and diluted net (loss) income per share	$(0.29)	$(0.21)	$0.03	$(0.26)
Weighted Average Shares Outstanding	52,794,513	35,117,364	52,587,472	37,211,362
Dividends Declared Per Common Share:	$0.58	$0.84	$0.27	$0.42

	Three Months Ended June 30,
Key Balance Sheet Metrics	2018	2017
Average RMBS(1)	$3,717,690	$3,499,922
Average repurchase agreements(1)	3,534,567	3,164,532
Average stockholders' equity(1)	419,325	376,193
Leverage ratio(2)	8.6:1	7.9:1

Key Performance Metrics
Average yield on RMBS(3)	4.15%	3.95%
Average cost of funds(3)	1.88%	1.11%
Average economic cost of funds(4)	1.97%	1.57%
Average interest rate spread(5)	2.27%	2.84%
Average economic interest rate spread(6)	2.18%	2.38%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.